SCHEDULE 14A INFORMATION
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Washington Federal, Inc.

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WASHINGTON FEDERAL, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(206) 624-7930

December 9, 2011

Dear Stockholder:

You are invited to attend our Annual Meeting of Stockholders to be held on Wednesday, January 18, 2012 at 2:00 p.m., Pacific Time, at the Westin Hotel, 1900 5th Ave, Seattle, Washington.

We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to designate the proxies named on the proxy card to vote your shares. This will ensure that your common stock is represented at the meeting. The proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

If you have any questions, please do not hesitate to contact us.

Sincerely,
Roy M. Whitehead
Chairman, President and
Chief Executive Officer

WASHINGTON FEDERAL, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(206) 624-7930

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 18, 2012

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Washington Federal, Inc. (Washington Federal) will be held at the Westin Hotel, 1900 5th Ave, Seattle, Washington, on Wednesday, January 18, 2012 at 2:00 p.m. pacific time, for the following purposes:

1. To elect three directors for a three-year term and one director for a one-year term, to continue until their successors are elected and qualified;

2. To approve, by a non-binding advisory vote, the compensation of Washington Federal's named executive officers;

3. To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of Washington Federal's named executive officers;

4. To ratify the appointment of Deloitte & Touche LLP as Washington Federal's independent registered public accountants for fiscal 2012; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The proposal for the election of directors relates solely to the election of four (4) directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors of Washington Federal has fixed November 25, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors
Edwin C. Hedlund
Executive Vice President and Secretary
December 9, 2011
Seattle, Washington

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 18, 2012

This Proxy Statement relating to the 2011 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended September 30, 2011 are available for viewing, printing and downloading at www.washingtonfederal.com.

WASHINGTON FEDERAL, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
January 18, 2012

This Proxy Statement is furnished to the holders of the common stock, $1.00 par value per share (Common Stock), of Washington Federal, Inc. (Washington Federal or the Company), the parent holding company for Washington Federal, a federally-chartered savings association, in connection with the solicitation of proxies by the Board of Directors of the Company, to be used at the Annual Meeting of Stockholders to be held at the Westin Hotel, 1900 5th Ave, Seattle, Washington, on Wednesday, January 18, 2012 at 2:00 p.m. pacific time, and at any adjournment thereof (the Annual Meeting), for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 9, 2011.

The proxy solicited hereby, if properly signed and returned and not revoked prior to its use, will be voted in accordance with the instructions provided. If no instructions are specified, the proxy will be voted FOR the persons nominated to be directors by the Board of Directors, FOR the approval of the compensation of Washington Federal's named executive officers, for an advisory vote on the compensation of Washington Federal's named executive officers to be held EVERY YEAR and FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for fiscal 2012 and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice with the Secretary of Washington Federal (Edwin C. Hedlund, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and notifying the Secretary of his or her intention to vote in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

The Company's fiscal year end is September 30. All references to 2011 and 2010 represent amounts as of September 30, 2011 and September 30, 2010, or activity for the fiscal years then ended, respectively.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Only stockholders of record at the close of business on November 25, 2011 (the Voting Record Date) will be entitled to vote at the Annual Meeting. On the Voting Record Date, 107,676,710 shares of Common Stock were issued and outstanding, 1,707,456 warrants were outstanding at a strike price of $17.57 and the Company had no other class of equity securities issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on matters other than the election of directors, for which cumulative voting is permitted, as discussed below under “Proposal One: Election of Director Nominees.” A majority of the votes entitled to be cast by stockholders represented in person or by proxy is necessary to constitute a quorum.

Vote Required

The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Annual Meeting is required to (i) approve the resolutions regarding the compensation of Washington Federal's named executive officers, (ii) ratify the appointment of Deloitte & Touche LLP as independent registered public accountants and (iii) approve any other business that properly may come before the Annual Meeting. With respect to the advisory vote on the frequency of stockholder votes on the compensation of Washington Federal's named executive officers, stockholders may vote for “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” or “ABSTAIN.” The frequency option that receives the most votes of all the votes cast in person or by proxy at the Annual Meeting is the one that will be deemed approved by the stockholders. Neither abstentions nor broker non-votes will impact the outcome of this proposal.

Because the votes on the non-binding proposals to approve the named executive officer compensation and the frequency of the vote on such compensation are advisory, they will not be binding on the Board of Directors. However, Washington
Federal will consider the outcome of the vote when considering future executive compensation arrangements and the frequency of future advisory votes on executive compensation.

Effect of Abstentions and Broker Non-Votes

Stockholders who abstain from voting on any or all proposals and broker non-votes will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Consequently, abstentions will have no effect on the votes required to approve the nominees for director or the other proposals being considered at the Annual Meeting.

Banks, brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner of the shares at least ten days prior to the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.

If you are a beneficial owner and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Banks, brokers and other nominees have the discretion to vote on routine matters, such as the ratification of the selection of our independent registered public accounting firm (Proposal 4), but do not have discretion to vote on non-routine matters such as the election of directors (Proposal 1) or the non-binding advisory proposal on executive compensation (Proposal 2) or the advisory vote on the frequency of stockholder votes on the compensation of Washington Federal's named executive officers (Proposal 3). Therefore, if you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may only vote your shares on Proposal 4 and any other routine matters properly presented for a vote at the Annual Meeting. A broker non-vote will not affect the outcome of the vote on Proposals 1, 2 or 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 1, 2011 with respect to: any person or entity known by Washington Federal to be the beneficial owner of 5% or more of the issued and outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage Ownership
Perkins Investment Management LLC	10,986,991	(3)	10.20%
311 S. Wacker Dr. Suite 6000 Chicago, Illinois
Fidelity Management & Research	7,600,112	(2)	7.06%
82 Devonshire Street Boston, Massachusetts
Sprucegrove Investment Management	5,817,475	(4)	5.40%
181 University Avenue Toronto, Ontario, Canada

1.
Pursuant to rules promulgated by the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934, as amended (Exchange Act), a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote, or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after October 1, 2011 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them.

2.	As disclosed on form 13F filed with the SEC by Fidelity Management & Research.

3.	As disclosed on form 13F filed with the SEC by Perkins Investment Management LLC.

4.	As disclosed on form 13F filed with the SEC by Sprucegrove Investment Management.

The following table sets forth information regarding the beneficial ownership by shares of Common Stock by each of the (i) directors, (ii) executive officers named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

Name	Title	# of Shares (1) (2)		Percentage Ownership
Derek L. Chinn	Director	223,277		0.21%
Thomas J. Kelley	Director	13,185		0.01
Barbara L. Smith	Director	6,000		0.01
Anna C. Johnson	Director	18,690		0.02
Charles R. Richmond	Director	78,595	(3)	0.07
John F. Clearman	Director	19,333		0.02
James J. Doud, Jr.	Director	11,927		0.01
H. Dennis Halvorson	Director	25,246		0.02
Roy M. Whitehead	Chairman, President and Chief Executive Officer	304,979	(4)	0.28
Liane J. Pelletier	Director	1,000		—
Mark N. Tabbutt	Director	8,000		0.01
Brent J. Beardall	Executive Vice President and Chief Financial Officer	115,003	(5)	0.11
Linda S. Brower	Executive Vice President	117,046	(6)	0.11
Edwin C. Hedlund	Executive Vice President and Secretary	183,072	(7)	0.17
Thomas E. Kasanders	Executive Vice President	24,602	(9)	0.02
Jack B. Jacobson	Executive Vice President	125,205	(8)	0.12
Mark A. Schoonover	Executive Vice President and Chief Credit Officer	45,070	(10)	0.04
Angela D. Veksler	Senior Vice President and Chief Information Officer	17,000	(11)	0.02
All Directors and Executive Officers as a group (18 persons)		1,337,230	(12)	1.24%

1.	Number of shares of common stock owned directly or indirectly as of October 1, 2011 .

2.
Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after October 1, 2011 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them. This information is based on information furnished by the respective directors and executive officers. The percentage of outstanding shares of Common Stock is based on the 107,676,710 shares of Common Stock issued and outstanding on October 1, 2011, plus the 389,298 options to purchase shares of Common Stock that are exercisable by a director or employee prior to November 29, 2011.

3.	Mr. Richmond's ownership includes options to purchase 34,830 shares of Common Stock

4.
Mr. Whitehead's ownership includes 64,000 shares of unvested restricted Common Stock, options to purchase 117,682 shares of Common Stock and 17,738 shares of Common Stock that are held in the Washington Federal Profit Sharing Retirement and Stock Ownership Plan (the Retirement Plan).

5.	Mr. Beardall's ownership includes 33,714 shares of unvested restricted Common Stock, options to purchase 48,647 shares of Common Stock and 12,432 shares of Common Stock held in the Retirement Plan.

6.
Ms. Brower's ownership includes 33,714 shares of unvested restricted Common Stock, options to purchase 50,533 shares of Common Stock and 11,278 shares of Common Stock held in the Retirement Plan. As noted previously, Ms. Brower, as trustee of the Retirement Plan, may be deemed to beneficially own the shares held by the Retirement Plan that are not included in the table other than to the extent of Ms. Brower's interest in the Retirement Plan.

7.	Mr. Hedlund's ownership includes 32,000 shares of unvested restricted Common Stock options to purchase 70,802 shares of Common Stock and 14,417 shares of Common Stock held in the Retirement Plan.

8.	Mr. Jacobson's ownership includes 24,000 shares of unvested restricted Common Stock, options to purchase 48,841 shares of Common Stock and 19,610 shares of Common Stock held in the Retirement Plan.

9.	Mr. Kasanders's ownership includes 15,000 shares of unvested restricted Common Stock and options to purchase 3,963 shares of Common Stock.

10.	Mr. Schoonover's ownership includes 26,500 shares of unvested restricted Common Stock and options to purchase 12,000 shares of Common Stock.

11.	Ms. Veksler's ownership includes 14,000 shares of unvested restricted Common Stock and options to purchase 2,000 shares of Common Stock.

12.
The percentage of outstanding shares of Common Stock is based on the shares of Common Stock issued and outstanding on October 1, 2011, plus options to purchase 389,298 shares of Common Stock that are exercisable by current and former executive officers as a group prior to November 29, 2011. This includes an aggregate of 75,475 shares held by the Retirement Plan for the benefit of executive officers of Washington Federal. Directors, unless current or former employees of Washington Federal, do not participate in the Retirement Plan. The Retirement Plan is a qualified, defined contribution profit sharing and employee stock ownership plan maintained for all eligible employees of Washington Federal. The shares of Common Stock of Washington Federal held by the Retirement Plan are voted by the trustees of such plan at their discretion, but the disposition of such shares can be directed only by the employee to whose account the shares are allocated. The trustees of the Retirement Plan are Linda Brower, Mike Bush and Robert Zirk, all of whom are employees of Washington Federal.

PROPOSAL ONE: ELECTION OF DIRECTOR NOMINEES

General

The Restated Articles of Incorporation of Washington Federal provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by Washington Federal's Bylaws for the Board of Directors is eleven.

Pursuant to Washington Federal's Restated Articles of Incorporation, at each election of directors every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected. A stockholder may also cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates. Cumulative voting is only applicable if there are more nominees for director than positions to be filled. In the event that cumulative voting is in effect, it is the intention of the persons named in the accompanying proxy to vote cumulatively for the nominees listed in the table that follows to be elected as directors.

At the Annual Meeting, stockholders of Washington Federal will be asked to elect three directors of Washington Federal for a three-year term and one director of Washington Federal for a one-year term, all to continue to serve until their successors are elected and qualified. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated Liane J. Pelletier, Mark N. Tabbutt and Roy M. Whitehead to a three-year term. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated John F. Clearman to a one-year term. The purpose of Mr. Clearman being nominated to a one-year term is to provide continuity as the Board brings on new members to fill vacancies created by scheduled retirements by Board members. Each of the nominees currently serve as a director of Washington Federal. There are no arrangements or understandings between the persons named and any other person concerning selection as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of Washington Federal by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of Washington Federal. Alternatively, under such circumstances, the Board of Directors of Washington Federal may reduce the number of directors of Washington Federal. Washington Federal knows of no reason why any of the nominees may not be able to serve as director if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE DIRECTOR NOMINEES LISTED BELOW

Information with Respect to Nominees for Director and Continuing Directors

The following tables set forth information relating to continuing directors of Washington Federal and the nominees for election as directors.

Nominees for Three-Year Term Expiring In 2015

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Roy M. Whitehead	59	Chairman, President and Chief Executive Officer of Washington Federal. Mr. Whitehead has served in the industry for thirty-six years and has experience in virtually all aspects of the business. As the Company's Chief Executive Officer he provides practical advice on the operational impact of board policy making and strategy development	1999
Mark N. Tabbutt	47	Director; Chairman and President of Saltchuk Resources since October 2008 and August 1999, respectively. Saltchuk is a leading international diversified holding company with businesses in transportation, shipping, petroleum and logistics. Mr. Tabbutt has significant experience in business operations, strategic planning, financial management, capital allocation and contract negotiations. He brings a business owner's perspective to the board.	2011
Liane J. Pelletier	53	Director; Former Chairman, President and Chief Executive Officer of Alaska Communications Systems Group, Inc., a publicly traded communications company. Ms. Pelletier provides expertise in business operations, information technology, communication systems, strategy development, information security, SEC reporting and financial management. Prior to Alaska Communications Systems Group, Inc., Ms.Pelletier was Chief Strategy Officer for Sprint Corporation.	2011

Nominee for One-Year Term Expiring In 2013

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
John F. Clearman	74	Director; Retired, former Chief Financial Officer of Milliman USA Inc.; former President and Chief Executive Officer of N.C. Machinery Co. Milliman is among the world's largest independent actuarial and consulting firms. In addition to his operating experience in managing complex and successful businesses, Mr. Clearman is a Certified Public Accountant with lengthy experience managing audits of financial services companies for a major accounting firm.	1996

Directors with Terms Expiring In 2013

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Derek L. Chinn	63	Director; Retired since September 2003; former Chairman, President and Chief Executive Officer of United Savings and Loan Bank. Mr. Chinn has extensive experience in community banking operations and is an important advisor to management and the board on certain key markets.	2003
Thomas J. Kelley	63	Director; Faculty at Albers School of Business, Seattle University, since September 2002. Former Moscow, Idaho Office Managing Partner with Arthur Andersen. Mr. Kelley's financial expertise is a necessary component of the board. His career in finance and public accounting was centered on the audit of financial services firms.	2005
Barbara L. Smith	62	Director; Owner Barbara Smith Consulting. Ms. Smith has a Ph.D. in organizational psychology from the University of Washington and extensive experience in strategic planning and organizational development. Her background is most useful to the board in assessing the leadership ability of management, the health of the corporate culture and overall effectiveness of the organization.	2007

Directors with Terms Expiring In 2014

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Anna C. Johnson	60	Director; Senior Partner of Scan East West Travel, a travel agency. Ms. Johnson is a successful business person who has built a first-quality travel service that has operated in Seattle, Washington since 1971. Ms. Johnson's experience in operating a small business brings important commercial insights to the Board.	1995
Charles R. Richmond	72	Director; Director of Real Estate of Washington Federal since December 2002, former Executive Vice President, Chief Lending Officer and Secretary of Washington Federal. Mr. Richmond's knowledge of the markets served by Washington Federal and his experience in real estate lending provide the Board with a well qualified and valuable perspective on the Company's lending activities.	1995

Executive Officers

The following table sets forth information concerning the current executive officers of Washington Federal. Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years
Brent J. Beardall	40	Executive Vice President and Chief Financial Officer since October 2007; Senior Vice President and Chief Financial Officer from October 2003 to October 2007.
Linda S. Brower	58	Executive Vice President since 2003.
Edwin C. Hedlund	55	Executive Vice President and Secretary since 1999.
Jack B. Jacobson	61	Executive Vice President since 2001.
Thomas E. Kasanders	59	Executive Vice President since October 2010; formerly Senior Vice President with First Mutual Bank and Washington Federal from March 2004 to September 2010.
Mark A. Schoonover	53
Executive Vice President and Chief Credit Officer since March 2008; Senior Vice President & Chief Credit Officer from October 2007 to March 2008; Chief Credit Officer with Cobalt Mortgage from January 2006 to August 2007.

Angela D. Veksler	50
Senior Vice President and Chief Information Officer since August 2010; formerly Senior Vice President and Chief Information Officer for Enterprise and Corporate Technology with Washington Mutual from January 2007 to February 2009. Senior Vice President and Chief Information Officer for Home Loan Lending with Washington Mutual from July 2005 to January 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Washington Federal's directors and executive officers and any persons holding 10% or more of the outstanding Common Stock must report their ownership of Washington Federal's securities and any changes in that ownership to the SEC by specific dates. Washington Federal believes that during the fiscal year ended September 30, 2011 all of these filing requirements were satisfied by its directors and executive officers. In making the foregoing statement, Washington Federal has relied in part on representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

The Board of Directors of Washington Federal held a total of 10 meetings during the last fiscal year. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during his or her tenure in office during the last fiscal year and the total number of all meetings held by all committees of the Board of Directors on which he or she served during such year. Although Washington Federal does not have a formal policy regarding attendance by directors at annual meetings of stockholders, directors are expected to attend such meetings. At the 2011 Annual Meeting all directors were present.

The Board of Directors has established various committees, including an Executive Committee, an Audit and Risk Policy Committee, a Nominating and Governance Committee, a Regulatory Compliance Committee and a Compensation Committee. The Board of Directors has affirmatively determined that a majority of the Washington Federal directors are independent pursuant to the listing requirements of the Nasdaq Stock Market LLC (NASDAQ). The current independent directors are Mr. Halvorson, our Lead Independent Director, Ms. Johnson, Ms. Smith, Ms. Pelletier and Messrs. Chinn, Clearman, Doud, Kelley and Tabbutt. The independent directors held two regularly scheduled executive sessions during the past fiscal year. The Board of Directors also has affirmatively determined that each member of the Audit and Risk Policy Committee, Compensation Committee and the Nominating and Governance Committee of the Board of Directors is independent within the meaning of applicable laws and regulations and the listing requirements of NASDAQ.

The Board of Directors selects certain members to serve on its Executive Committee. The present Executive Committee consists of Messrs. Whitehead, Chairman, Clearman, Halvorson and Richmond. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of Washington Federal between board meetings unless otherwise provided by the Bylaws of Washington Federal. The Executive Committee did not meet during the last fiscal year.

The Board of Directors has a standing Audit and Risk Policy Committee with a written charter. A copy of the Audit and Risk Policy Committee Charter is available on Washington Federal's website at www.washingtonfederal.com. The Audit and Risk Policy Committee consists of Ms. Pelletier and Messrs. Clearman, Chairman, Doud and Kelley. The Audit and Risk Policy Committee met on four occasions during the last fiscal year. The Audit and Risk Policy Committee's primary responsibilities include review of all financial reports, oversight of the internal audit and loan review functions, review and approval of the enterprise risk management program, appointment of independent auditors, pre-approval of all services performed by the independent registered public accountants and review of all related party transactions.

The Board of Directors has a standing Compensation Committee consisting of Ms. Smith, Chairman, Ms. Johnson and Mr. Halvorson. No member of the Compensation Committee has served as an officer or an employee of Washington Federal or its subsidiaries during the past five years. The Compensation Committee is responsible for all personnel and compensation related matters and makes recommendations to the Board of Directors. Further, the Compensation Committee is authorized to act under Washington Federal's stock benefit plans to grant stock options and restricted shares. The Compensation Committee met two times during the last fiscal year. The Compensation Committee has a written charter available at www.washingtonfederal.com.

The Consulting firm of Towers Watson was engaged by the Compensation Committee related to executive compensation and received total fees of $50,000. The decision to engage Towers Watson was made solely by the Compensation Committee.

The Board of Directors has appointed three of its members to serve as a Nominating and Governance Committee, which is responsible to establish and oversee the general responsibilities and functions of the Board, to assist the Board in identifying and qualifying individuals to serve as directors and to approve nominations for their election. The Nominating and Governance Committee has a written charter, which is available at www.washingtonfederal.com. For the present Annual Meeting, the Board of Directors appointed Ms. Johnson, Chairman, and Messrs. Clearman and Doud to serve on the Nominating and Governance Committee. The Nominating and Governance Committee met twice during the last fiscal year.

The Board of Directors has appointed three of its members to serve as a Regulatory Compliance Committee. The Board of Directors appointed Mr. Tabbutt, Chairman, Mr. Richmond and Mr. Chinn to serve on the Regulatory Compliance Committee. The Regulatory Compliance Committee met two times during the last fiscal year. The primary responsibility of the Regulatory Compliance Committee is to monitor compliance with all applicable laws and regulations. The Regulatory Compliance Committee has a written charter available at www.washingtonfederal.com.

Board Leadership Structure and Board's Role in Risk Oversight

The Chief Executive Officer also serves as Chairman of the Board, due in part to the Chief Executive's tenure with the Company, which provides unique and intimate knowledge regarding the history, strategy, business and operations of Washington Federal. The Lead Independent Director coordinates the activities of the non-management directors and acts as the principal liaison between the independent directors of the Board and the Chairman of the Board.

The Company's Board of Directors endorses the view that one of its primary functions is to protect stockholders' interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. The Chairman of the Board has no greater or lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of Washington Federal, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer is not deemed to be in the best interest of Washington Federal.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks that Washington Federal faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To accomplish this, the Chief Executive Officer meets regularly in executive session with the Board to discuss strategy and risks facing the Company. In addition, the Enterprise Risk Manager, the Manager of Internal Audit and the Manager of Internal Asset Review report directly to the Audit & Risk Policy Committee and meet regularly with them. Senior management attends all board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. Management and the Board work together to provide strong oversight of the Company's management and affairs through its standing committees and when necessary, but in any event at least two times each year, special meetings of independent directors are held.

Selection of Nominees for the Board

The Nominating and Governance Committee considers candidates for director suggested by its members, other directors of Washington Federal, as well as management and stockholders. The Nominating and Governance Committee also may solicit prospective nominees. In addition, nominees for election as director may be obtained in connection with acquisitions by Washington Federal. A stockholder who desires to recommend a prospective nominee for the Board of Directors should notify Washington Federal's Corporate Secretary or any member of the Nominating and Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee also considers whether to nominate any person nominated pursuant to the provision of Washington Federal's Bylaws relating to stockholder nominations, which is described under “Stockholder Nominations” below. The Nominating and Governance Committee has the authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

Director Qualifications

In making recommendations for nominees to the Board of Directors, the Nominating and Governance Committee reviews and considers the qualifications, strengths and abilities of the potential candidates for nomination, including new candidates that may be identified from time to time through the Company's internal search and review procedures or as a result of stockholder recommendations. In deciding whether to recommend the re-nomination of an incumbent director whose term is expiring at an upcoming meeting or the nomination of new directors who previously served as officers of Washington Federal, the Nominating and Governance Committee considers their prior performance as directors and officers of the Company in addition to the candidates' other qualifications. For new candidates, the review process may require additional evaluation and consideration.

The Nominating and Governance Committee works with the Board of Directors on an ongoing basis in identifying the particular qualities and abilities that Washington Federal seeks in its directors generally, and the mix of experience, expertise and attributes that are sought or required for the Board as a whole. Desirable personal qualities include integrity, business acumen and industry knowledge. Accordingly, the Board of Directors in selecting nominees will consider criteria such as financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to Washington Federal and its stockholders; independence; and any other factors the Board of Directors deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. All candidates for nomination are evaluated against these target qualities and attributes, as well as the Board of Directors' particular needs at the time.

Stockholder Nominations

Pursuant to Article IV, Section 4.15 of Washington Federal's Bylaws, stockholders of Washington Federal may nominate persons for election to the Board of Directors by submitting such written nominations to the Secretary of Washington Federal at least ninety (90) days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual Meeting of Stockholders of Washington Federal. The Secretary of the Company will promptly forward any such nominations to the Nominating and Governance Committee. Such stockholder's notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Washington Federal entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of Washington Federal, if elected. Once the Nominating and Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements set forth in the Company's Bylaws, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. If a nomination is made in accordance with applicable requirements, then ballots will be provided for use by stockholders at the stockholder meeting bearing the name of such nominee or nominees. No nominations for election as a director at the Annual Meeting were submitted to Washington Federal in accordance with the foregoing requirements.

Communications with the Board of Directors

The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors. Stockholders who wish to do so may send written communications to the following address: Board of Directors-Stockholder Communications, c/o Corporate Secretary, 425 Pike Street, Seattle, Washington 98101. The Corporate Secretary will forward such communications to the director or directors to whom they are addressed.

Code of Conduct and Ethics

Washington Federal maintains a Director and Employee Code of Ethics that covers all directors, officers and employees of Washington Federal and its subsidiaries. The Code of Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interest of Washington Federal. In addition, Washington Federal maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at Washington Federal. Each senior financial officer of Washington Federal, including its Chief Executive Officer and Chief Financial Officer, is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers. A copy of the Director and Employee Code of Ethics and Code of Ethics for Senior Financial Officers can be viewed on Washington Federal's website at www.washingtonfederal.com. A waiver for an executive officer or director of the Washington Federal may be made only by the Audit and Risk Policy Committee of the Board of Directors and must be promptly disclosed as required by SEC or NASDAQ rules. Washington Federal will disclose any such waivers, as well as any amendments to the code on its website. No such waivers were requested or granted during 2011 or 2010.

REPORT OF THE AUDIT COMMITTEE

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (Securities Act), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit & Risk Policy Committee (Audit Committee) has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees” and Rule 2-07 “Communication with Audit Committees,” as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accountants their independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC. Based on the reviews and discussions described above, the Audit and Risk Policy Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Washington Federal's Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the SEC. The Audit and Risk Policy Committee also has selected Deloitte & Touche as the independent registered public accounting firm for fiscal year 2012 as more fully described in this Proxy Statement under the caption “Proposal 4: Ratification of appointment of independent auditors"

AUDIT & RISK POLICY COMMITTEE

John F. Clearman, Chairman
Thomas J. Kelley, Vice Chairman
James J. Doud, Jr.
Liane J. Pelletier

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Washington Federal's Board of Directors approves all policies that govern executive compensation, which are then administered by the Compensation Committee, including the following activities:

•	Establishing and reviewing executive base salaries;

•	Overseeing Washington Federal's short-term incentive compensation plans;

•	Overseeing Washington Federal's long-term, equity-based compensation plans;

•	Overseeing Washington Federal's 401-k and other benefit plans;

•	Approving all short-term incentive compensation and awards distributed under these plans; and

•
Reviewing all compensation decisions for executive officers with the Board of Directors, including those for the Chief Executive Officer and the other officers named in the Summary Compensation Table on page 21 (referred to as the “Named Executive Officers”).

On behalf of the Board of Directors, the Compensation Committee seeks to assure that compensation paid to the "Named Executive Officers" is fair, reasonable and competitive, and is linked to protecting and increasing stockholder value.

Executive Compensation Philosophy

The Board of Directors of Washington Federal and its Compensation Committee believe the intent of executive compensation and benefits programs is to both encourage and reward behaviors that ultimately contribute to the achievement of our organizational goals and produce maximum value to our stockholders over the long term. The following core principles are used to guide decisions regarding these programs:

•	Executive compensation must be competitive with relevant markets where we compete for employees, to ensure that the Company is able to attract, retain and motivate top performing executive officers;

•	In all circumstances, the interests of executives should be aligned with those of the Company's stockholders;

•	Incentives are to be provided to promote the achievement of operating goals as a step toward fulfilling long-term strategic objectives;

•	Rewards should be linked to company-wide, team and individual performance;

•	Executive compensation should be perceived to be fair by all parties with interests in the Company's success; and

•	Programs must be designed to ensure that the Company is not exposed to excessive risks.

To achieve the objectives of the organization within the parameters of the core principles, the Board of Directors and its Compensation Committee have determined that the Company's executive compensation program should consist of the following elements:

•
Base Salary - Base pay opportunities are competitive with other relevant organizations in the marketplaces where Washington Federal competes for employees. Individual pay determinations involve consideration of incumbent qualifications and performance.

•
Short-Term Incentives - Senior management has a significant portion of competitive targeted annual cash compensation at risk, contingent upon meeting pre-defined organization, group and/or individual goals in performance areas they can substantially influence.

•	Long-Term Incentives - Senior management has a significant portion of its competitive total compensation opportunity linked to increases in stockholder value.

•
Benefits - Washington Federal assists senior management in meeting important needs such as retirement income, health care, survivor income, disability income, time-off and other needs through competitive, cost-effective, organization-sponsored programs that provide employees with reasonable flexibility in meeting their individual needs.

Decisions regarding total executive compensation program design, as well as individual pay decisions, are made in the context of our principles and our ability to pay, as defined by our financial success.

Role of the Compensation Committee

The Compensation Committee is responsible for, among other things, developing executive compensation policies for approval by the Board of Directors. As part of its responsibilities, the Compensation Committee reviews and establishes compensation for all of the executive officers of Washington Federal, including the Named Executive Officers, and reviews these decisions with the Board of Directors as appropriate.

The Compensation Committee is comprised entirely of directors who meet the independence requirements as defined by applicable NASDAQ rules, are deemed “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and satisfy the requirements of “outside directors” for purposes of Section 162(m)(4)(C) of the Internal Revenue Code. The Compensation Committee is comprised of the following individuals: Ms. Smith, Chairman, Ms. Johnson and Mr. Halvorson.

A key objective of the Compensation Committee is to further the core compensation principles described above through a compensation structure comprised of base salary and long-term and short-term incentive-based compensation. Since a meaningful part of total compensation is incentive based, a direct link is established between executive compensation and the long-term performance of Washington Federal.

The Compensation Committee met twice during the year ended September 30, 2011. In making its recommendations to the Board of Directors, the Compensation Committee reviewed relevant market data on the financial performance of both national and regional financial institutions, specifically banks and thrifts, which the Company views as its peer group. Such data is used as a point of reference but is not the deciding factor in establishing appropriate compensation for executive officers of Washington Federal, due to the wide variety of circumstances, financial performance, geography and business plans of the peer group institutions.

The Compensation Committee has the authority to directly engage outside consultants and in August, 2011, due to the increasing complexity of rules and regulations related to executive compensation, the Committee engaged Towers Watson to assist in evaluating our compensation practices and to provide advice concerning executive compensation. Specifically, the Compensation Committee asked Towers Watson to conduct a compensation review of eight executive positions, including the Named Executive Officers. As discussed below, its review consisted of a market data assessment and competitive review and analysis of base salary, short-term incentives, long-term incentives and benefits/perquisites. Towers Watson assessed the competitiveness of the 2011 executive compensation programs that were already in effect, and made recommendations concerning executive compensation for fiscal 2012.

Towers Watson reports directly to the Chairman of the Committee and, in performance of its duties, Towers Watson interacts with the Chief Executive Officer, Chief Financial Officer and Executive Vice President responsible for human resources. Towers Watson is not affiliated with Washington Federal, nor did it provide any other services for the Company in 2011.

Benchmarking

Peer group benchmarking was used as one data point by the Compensation Committee in making compensation decisions for 2011. To determine competitiveness in the marketplace, Towers Watson provided a detailed analysis of reported proxy statements from 22 peer group companies. The Company's peer group consists of a similarly sized financial institutions ranging in asset size from $5 billion to $20 billion. Performance of potential peers was evaluated considering TARP participation and repayment and the ratio of market capitalization to total assets. The peer group was as follows:

Astoria Financial Corporation, Bank Of Hawaii Corp., Commerce Bancshares Inc., Community Bank System Inc., Cullen Frost Bankers Inc., East West Bancorp Inc., First Niagara Financial Group Inc., Firstmerit Corp., Hancock Holding Co., NBT Bancorp Inc., Old National Bancorp, Prosperity Bancshares Inc., Signature Bank, SVB Financial Group, TCF Financial Corp., TFS Financial Corp., Trustmark Corp., UMB Financial Corp., Umpqua Holdings Corp., United Bankshares Inc., Valley National Bancorp, Webster Financial Corp

Total Compensation

Total executive compensation is tied to performance and is structured to ensure focus on financial results, stockholder return, individual performance and the responsibility and experience of executive officers.

In considering 2012 executive compensation decisions, the Compensation Committee engaged Towers Watson in August, 2011 to perform a market study. The Compensation Committee met with representatives of the consulting firm on two occasions to review the results. The study concluded that total compensation for executives officers was below or near the median of the total compensation range provided by the peer group benchmarking. The table below provides the percentage of the median total compensation for each of the Named Executive Officers ("NEOs), based upon targeted total direct compensation for 2012.

	Position	% of Median Total Compensation
Roy M. Whitehead	Chairman, President and Chief Executive Officer	78%
Brent J. Beardall	Executive Vice President and Chief Financial Officer	80
Linda S. Brower	Executive Vice President	98
Edwin C. Hedlund	Executive Vice President and Secretary	108
Mark A. Schoonover	Executive Vice President and Chief Credit Officer	85

The Compensation Committee has approved adjustments to the elements of direct total compensation for 2012 that will more closely align the Company's executive compensation practices with competitive practice and be consistent with attracting and retaining top performing executive officers.

Total compensation paid and earned by the Named Executive Officers in Fiscal 2011 was consistent with Washington Federal's financial performance, the individual performance of each Named Executive Officer, the responsibilities and experience of the Named Executive Officers and stockholder return.

Elements of Compensation

Base Salary

Base salaries for executive officers are determined based on job responsibilities, level of experience and individual performance. In making its recommendations to the Board of Directors, the Compensation Committee reviews market data with respect to the Company's peer group to assess the competitiveness of the base salary of the Named Executive Officers and other senior officers. Such information is used as a point of reference; however, it is not the deciding factor in establishing appropriate base salaries due to the lack of precise comparability.

Merit pay adjustments to base salary are considered annually for each executive officer. When making adjustments to the base salary of the Chief Executive Officer, the Compensation Committee considers the job performance and contribution to the successful operation of Washington Federal by the Chief Executive Officer. When making adjustments to the base salaries of the other Named Executive Officers, the Compensation Committee relies upon the recommendation of the Chief Executive Officer based on his interactions and the performance of each of the executives. Executive base salaries are intended to be at levels that will attract, retain and motivate the necessary management expertise to successfully execute the Company's business plan, but are not targeted at specific levels.

In 2011, the Compensation Committee determined that total compensation was below competitive market levels. As a result, the Compensation Committee increased the base salary of the Chief Executive Officer for Fiscal 2011 by approximately 28% and the salaries of the other Named Executives for Fiscal 2011 increased from 9% to 19%. In determining individual base salary adjustments, the Compensation Committee considered the contributions of each NEO to the success of the Company and salaries for comparable positions at other institutions.

Annual Incentive Compensation

An annual incentive compensation program has been established for all employees, including the Named Executive Officers. Eligibility for the annual incentive program is restricted only by excluding employees who are not in good standing with the Company. All Named Executives Officers were in good standing and are in good standing with Washington Federal. Consistent with the overall compensation philosophy of linking incentive awards to company-wide and individual performance, the incentive plan is designed to provide performance-based annual cash compensation based on the achievement of annual performance targets approved by the Compensation Committee with the concurrence of the Board of Directors.

For the Named Executive Officers, the short-term incentive compensation opportunity during 2011 was dependent on meeting net income levels that were pre-established by the Compensation Committee. Increasing net income levels beyond the threshold level were assigned a payout percentage amount in 1% increments, ranging from 1% to 100%. This is known as the “net income multiplier.” The net income multiplier was applied to each executive's salary. The resulting amount was then multiplied by a factor of 1.5 for the Chief Executive Officer, enabling a maximum potential payout for the Chief Executive Officer equal to 150% of salary, and a maximum of 100% of earnings base amount for other Named Executive Officers. For 2011, the Compensation Committee set targeted short-term incentive compensation amounts on a threshold level of net income ($80,000,000) to be achieved approximately 80% of the time, a target level of net income ($97,500,000) approximately 50% of the time, and the maximum payout ($115,000,000) approximately 20% of the time.

During 2011, the Company achieved net income performance for the year resulting in a 88% payout due to reported net income of $111,141,000. Overall, annual incentive compensation payouts in fiscal 2011 were approximately 139% of the Chief Executive Officer's base salary and were 88% to 90% of the other Named Executive Officer's base salaries.

For 2012, the Committee has approved an incentive design that will have threshold, target and maximum annual incentive amounts expressed as a percentage of base salaries. It is intended that the threshold measure be achieved approximately 80% of the time, the target measure approximately 50% of the time, and the maximum payout approximately 20% of the time. Net income will be the single performance measure for fiscal 2012. Targeted payouts for the Named Executive Officers will be 50% of base salary, with the exception of the CEO, whose targeted payout will be 100% of base salary. Maximum payout for the Named Executive Officers will be 100% of base salary, with the exception of the CEO, whose maximum payout will be 150% of base salary.

Long-Term Incentives

In fiscal 2011, each of the Named Executive Officers received an award of restricted stock and an award of restricted stock performance shares, but no awards of stock options. For all NEO's the mix of awards was 50% in restricted stock and 50% in restricted stock performance shares. The restricted stock awards vest over three years and are subject to normal continued employment in good standing restrictions. The restricted stock performance shares vest after three years based on customized criteria for each executive: specific performance goals will be measured annually and a determination will be made after the three year period by the Compensation Committee if all, some or none of the restricted stock performance shares have been earned. The Compensation Committee determined the amount of awards based on its subjective assessment of each Named Executive Officer's relative performance and value to the organization, taking into consideration the recommendations of the Chief Executive Officer for the other Named Executive Officers.

In fiscal 2012, each of the Named Executive Officers received an award of restricted stock and an award of restricted stock performance shares. The restricted stock awards vest over three years and are subject to normal continued employment in good standing restrictions. The restricted stock performance shares vest based upon total shareholder return, as shown in the table below.

Measurement Date	Threshold total shareholder return to start vesting	Total shareholder return to vest 100% of performance shares granted
9/30/2012	13.0%	17.0%
9/30/2013	12.0%	16.0%
9/30/2014	11.0%	15.0%

The Board of Directors believes that these long-term incentive awards help align the interests of Washington Federal's executives with those of its stockholders through potential stock ownership. Future awards to the Named Executive Officers will include a contingent award that will be earned over multiple years based upon criteria consistent with the terms of the 2011 Washington Federal Incentive Plan. The Compensation Committee and the Board of Directors consider stock awards to be a key piece of executive compensation and reviews the appropriateness of such awards annually in light of performance.

Employment and Change in Control Agreements

The Company does not have any employment agreements in place with any Named Executive Officer. Upon a change in control of the Company, each unvested equity instrument previously awarded to the Named Executive Officers would become fully vested. No other change in control agreements are in place for the Named Executive Officers.

Perquisites

In 2011, perquisites were provided to certain executive and senior officers. Perquisites are given to executive and senior officers based upon their role in the Company and the business advantage gained by the use of perquisites. We provided the following perquisites to the Named Executive Officers:

Messrs. Beardall, Hedlund, Schoonover and Whitehead were provided memberships to an athletic club that was also used for business-related entertainment. The cost to the Company of each membership was approximately $2,500.

The Company provided either an automobile or an automobile allowance to Messrs. Beardall, Hedlund, Schoonover and Ms. Brower. The related compensation is included in the Summary Compensation Table as “Other Compensation.”

Retirement Benefits

In addition to the above, the Company maintains the following plans that provide, or may provide, compensation to the Named Executive Officers. The Compensation Committee considers all of these plans and benefits when reviewing total compensation for executive officers and in making its recommendations to the Board of Directors.

Retirement Plans

The Washington Federal 401K Plan (Plan) is a defined contribution plan in which all employees with over 1,000 hours worked are eligible to participate. Historically, the Company has contributed 11% of an employees' eligible base salary into the plan on his or her behalf. During 2011, the Company contributed 11% of each Named Executive Officer's eligible base salary. These amounts are included in the Summary Compensation Table under “All Other Compensation.” Amounts exceeding IRS "Top-Heavy” rules are paid directly to the affected executive on a pre-tax basis. Company contributions vest ratably over six years; after six years of consecutive employment all contributions are 100% vested.

Other Matters

The Compensation Committee also considers the accounting, tax, and stockholder dilutive costs of specific executive compensation programs, and seeks to balance the earnings, tax and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly-qualified executives. The Compensation Committee also recognizes that regulatory factors can influence the structure of executive compensation programs and takes those into account as appropriate.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Barbara L. Smith, Chairman
H. Dennis Halvorson
Anna C. Johnson

Summary Compensation Table

The following table sets forth for each of the Named Executive Officers: (1) the dollar value of base salary and short-term incentive compensation earned during the year ended September 30, 2011; (2) the dollar value of the compensation cost of all stock and option awards computed in accordance with Financial Accounting Standards Board Topic 718; (3) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (4) the change in pension value and non-qualified deferred compensation earnings during the year; (5) all other compensation for the year; and (6) the dollar value of total compensation for the year. The Named Executive Officers are the Company's principal executive officer, principal financial officer, and the three other most highly compensated executive officers as of September 30, 2011 (each of whose total cash compensation exceeded $100,000 for fiscal year 2011).

Name and Principal Position:	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Comp. (2)	All Other Comp. (3)	Total
Roy M. Whitehead Chairman, President and Chief Executive Officer	2011	$712,500	$558,000	$—	$990,000	$87,701	$2,348,201
	2010	556,000	353,400	—	430,021	95,790	1,435,211
	2009	468,000	160,300	—	100,000	91,937	820,237

Brent J. Beardall Executive Vice President and Chief Financial Officer	2011	318,750	279,000	—	286,000	49,298	933,048
	2010	267,000	186,000	—	231,587	58,247	742,834
	2009	201,000	80,150	—	—	47,252	328,402

Linda S. Brower Executive Vice President	2011	254,508	279,000	—	225,287	42,587	801,382
	2010	232,673	176,700	—	131,136	47,469	587,978
	2009	192,000	80,150	—	—	48,302	320,452

Edwin C. Hedlund Executive Vice President and Secretary	2011	304,500	279,000	—	269,280	46,564	899,344
	2010	277,000	176,700	—	142,480	53,414	649,594
	2009	231,000	81,150	—	—	47,728	359,878

Mark A. Schoonover Executive Vice President and Chief Credit Officer	2011	300,000	217,000	—	264,000	43,513	824,513
	2010	266,668	176,700	—	118,271	44,182	605,821
	2009	195,003	120,225	—	—	29,348	344,576

1.
These amounts reflect the aggregate grant date fair value of the stock awards or option awards computed in accordance with Financial Accounting Standards Board Topic 718. The assumptions made in valuing the stock awards are included under the caption “Stock Option Plans” in Note L of Notes to Consolidated Financial Statements in the 2011 Annual Report on Form 10-K and such information is incorporated herein by reference. Note: As required by SEC rules these amounts are the fair value on date of grant and do not reflect the amount realized by the NEO's.

2.	These amounts represent cash incentives earned under the Short-Term Incentive Compensation Plan.

3.	Further descriptions of the amounts set forth under “All Other Compensation” for fiscal 2011 are set forth in the table below.

The company does not maintain any pension plans or any non-qualified individual account plans or deferred compensation plans for any employee or director.

Name and Principal Position:	Year	Company Plan Contribution (1)	Auto & Parking	Total
Roy M. Whitehead Chairman, President and Chief Executive Officer	2011	$84,024	$3,677	$87,701
	2010	85,363	10,427	95,790

Brent J. Beardall Executive Vice President and Chief Financial Officer	2011	40,202	9,096	49,298
	2010	46,045	12,220	58,265

Linda S. Brower Executive Vice President	2011	33,658	8,929	42,587
	2010	39,678	7,791	47,469

Edwin C. Hedlund Executive Vice President and Secretary	2011	38,217	8,347	46,564
	2010	42,489	10,925	53,414

Mark A. Schoonover Executive Vice President and Chief Credit Officer	2011	36,265	7,248	43,513
	2010	36,935	7,247	44,182

1.	Contributions are made directly into the plan up to the 401(K) limit as provided in statute. Contributions in excess of this amount are paid directly in cash to the NEO.

GRANTS OF PLAN-BASED AWARDS TABLE
FOR THE 2011 FISCAL YEAR

The following table sets forth certain information with respect to grants of plan-based awards for the year ended September 30, 2011 to the Named Executive Officers. Grants of equity incentive plan awards to each Named Executive Officer were made pursuant to the 2011 plan. There can be no assurance that the Grant Date Fair Value of the Stock Awards listed below will ever be realized.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1) (2)			All other stock awards in shares	Grant date fair value of stock and option awards
	Grant Date	Threshold $	Target $	Maximum $	Threshold $	Target $	Maximum $
Roy M. Whitehead	12/20/10	—	$356,250	$1,068,750	$279,000	$418,500	$558,000	—	$—
Brent J. Beardall	12/20/10	—	159,375	318,750	139,500	209,250	279,000	—	—
Linda S. Brower	12/20/10	—	127,254	254,508	139,500	209,250	279,000	—	—
Edwin C. Hedlund	12/20/10	—	152,250	304,500	139,500	209,250	279,000	—	—
Mark A. Schoonover	12/20/10	—	150,000	300,000	108,500	162,750	217,000	—	—

1.
Restricted stock awards vest in annual increments over three years. Restricted stock performance shares (which were 50% of the shares granted) cliff vest after three years subject to predetermined performance criteria. On December 20, 2010, the closing price per share of common stock was $15.50.

2.	Grant date fair value calculated as the closing market price of the stock multiplied by the number of shares granted.

Outstanding Equity Awards at Year End

The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at September 30, 2011, including the number of shares underlying both exercisable and unexercisable portions of each stock option, as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards at September 30, 2011

	Option Awards
		# of				Option	Option
	Grant	Years	# Options			Exercise	Expiration
	Date	Vesting	Exercisable	Unexercisable	Unearned	Price	Date
Brent J. Beardall	10/19/2001	7	5,856	—	—	15.13	10/17/2011
Brent J. Beardall	10/24/2003	6	18,149	—	—	21.24	10/22/2013
Brent J. Beardall	2/13/2006	7	7,142	2,858	—	22.91	2/11/2016
Brent J. Beardall	3/26/2007	5	7,500	2,500	—	23.75	3/24/2017
Brent J. Beardall	3/24/2008	5	10,000	10,000	—	24.03	3/23/2018
Linda S. Brower	1/30/2003	3	7,742	—	—	17.79	1/30/2013
Linda S. Brower	10/24/2003	6	18,149	—	—	21.24	10/25/2013
Linda S. Brower	2/13/2006	7	7,142	2,858	—	22.91	2/13/2016
Linda S. Brower	3/26/2007	5	7,500	2,500	—	23.75	3/27/2017
Linda S. Brower	3/24/2008	5	10,000	10,000	—	24.03	3/25/2018
Edwin C. Hedlund	10/19/2001	3	21,961	—	—	15.13	10/19/2011
Edwin C. Hedlund	10/24/2003	6	24,199	—	—	21.24	10/25/2013
Edwin C. Hedlund	2/13/2006	7	7,142	2,858	—	22.91	2/13/2016
Edwin C. Hedlund	3/26/2007	5	7,500	2,500	—	23.75	3/27/2017
Edwin C. Hedlund	3/24/2008	5	10,000	10,000	—	24.03	3/25/2018
Mark A. Schoonover	11/19/2007	5	6,000	4,000	—	22.06	11/19/2017
Mark A. Schoonover	1/22/2008	3	3,500	—	—	20.58	1/22/2018
Mark A. Schoonover	3/24/2008	5	2,500	2,500	—	24.03	3/24/2018
Roy M. Whitehead	10/19/2001	3	20,000	—	—	15.13	10/19/2011
Roy M. Whitehead	10/24/2003	6	48,399	—	—	21.24	10/24/2013
Roy M. Whitehead	2/13/2006	7	14,283	5,717	—	22.91	2/13/2016
Roy M. Whitehead	3/26/2007	5	15,000	5,000	—	23.75	3/26/2017
Roy M. Whitehead	3/24/2008	5	20,000	20,000	—	24.03	3/25/2018

All options granted to NEOs have a vesting period ranging from 3 to 7 years.

	Stock Awards
		# of	# of Shares	$ Market Value	Equity Plan	Equity Plan
	Grant	Years	of Unvested	of Unvested	Awards Unearned	Awards Unearned
	Date	Vesting	Restricted Stock	Restricted Stock	# Shares	$ Market Value
Brent J. Beardall	12/13/2004	7	714	$9,103.5	—	—
Brent J. Beardall	12/13/2005	7	1,000	12,750	—	—
Brent J. Beardall	12/13/2006	7	3,000	38,250	—	—
Brent J. Beardall	10/21/2008	5	3,000	38,250	—	—
Brent J. Beardall	12/26/2009	5	4,000	51,000	—	—
Brent J. Beardall	3/1/2010	5	4,000	51,000	—	—
Brent J. Beardall	12/20/2010	3	9,000	114,750	—	—
Brent J. Beardall	12/20/2010	3	9,000	114,750	—	—
Linda S. Brower	12/13/2004	7	714	9,103.5	—	—
Linda S. Brower	12/13/2005	7	1,000	12,750	—	—
Linda S. Brower	12/13/2006	7	3,000	38,250	—	—
Linda S. Brower	10/21/2008	5	3,000	38,250	—	—
Linda S. Brower	12/26/2009	5	8,000	102,000	—	—
Linda S. Brower	12/20/2010	3	9,000	114,750	—	—
Linda S. Brower	12/20/2010	3	9,000	114,750	—	—
Edwin C. Hedlund	12/13/2006	7	3,000	38,250	—	—
Edwin C. Hedlund	10/21/2008	5	3,000	38,250	—	—
Edwin C. Hedlund	12/26/2009	5	8,000	102,000	—	—
Edwin C. Hedlund	12/20/2010	3	9,000	114,750	—	—
Edwin C. Hedlund	12/20/2010	3	9,000	114,750	—	—
Mark A. Schoonover	10/21/2008	5	4,500	57,375	—	—
Mark A. Schoonover	10/26/2009	5	8,000	102,000	—	—
Mark A. Schoonover	12/20/2010	3	7,000	89,250	—	—
Mark A. Schoonover	12/20/2010	3	7,000	89,250	—	—
Roy M. Whitehead	12/13/2006	7	6,000	76,500	—	—
Roy M. Whitehead	10/21/2008	5	6,000	76,500	—	—
Roy M. Whitehead	12/26/2009	5	16,000	204,000	—	—
Roy M. Whitehead	12/20/2010	3	18,000	229,500	—	—
Roy M. Whitehead	12/20/2010	3	18,000	229,500	—	—

All stock awards have a vesting period ranging from 3 to 7 years.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during 2011 for each of our Named Executive Officers on an aggregated basis.

Option Exercises and Stock Vested - Fiscal 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Roy M. Whitehead	23,923	$50,759	9,000	$138,380
Brent J. Beardall	7,320	12,129	5,215	81,881
Linda S. Brower	—	—	5,215	80,201
Edwin C. Hedlund	—	—	4,500	69,190
Mark A. Schoonover	—	—	3,500	53,515

Potential Payments Upon Termination or Change in Control

Pursuant to the 2001 and 2011 Plans, all unvested stock options and restricted stock awards will become fully vested upon a change in control of the Company. The following table describes the value of the vesting of such options and stock awards upon a change in control. The table assumes the change in control occurred on September 30, 2011, the last business day of our fiscal year, and the price per share was $12.75, the closing price of our common stock on September 30, 2011, the last trading day of the fiscal year.

Potential Payments Upon Change in Control (1)

	Potential Change in Control Payments
Name	Vesting in Stock Options (2)	Vesting of Restricted Stock and Restricted Stock Performance Shares
Roy M. Whitehead	—	$816,000
Brent J. Beardall	—	429,854
Linda S. Brower	—	429,854
Edwin C. Hedlund	—	408,000
Mark A. Schoonover	—	337,875

1.
Pursuant to the 1994 and 2001 Plans, all unvested stock options and restricted stock awards will become fully vested upon a “change in control” of the Company. A “change in control” is defined to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

2.
Based on the stock price of $12.75 as of September 30, 2011, none of the unvested stock options to the named executives are in the money therefore there is no potential change in control payment related to stock options.

Employment and Change in Control Agreements

Washington Federal does not currently have any employment agreements or change in control agreements, except for the provisions of the equity awards which allow for vesting of all unvested shares as described above. Our executives are each “at-will” employees.

Director Compensation

The following table sets forth information regarding the compensation received by each of the directors of Washington Federal, Inc. during 2011, other than Mr. Whitehead whose compensation for service as President and Chief Executive Officer is fully reflected in the Summary Compensation Table and the other related tables in the discussion above. No compensation is paid to Mr. Whitehead for his service as a director.

Director Compensation - Fiscal 2011

	Fees Earned or Paid in Cash	Fair Value of Stock Awards (1)	All Other Compensation	Total
Derek L. Chinn	$36,400	$34,780	$—	$71,180
John F. Clearman	44,150	34,780	—	78,930
James J. Doud, Jr.	38,900	34,780	—	73,680
H. Dennis Halvorson	39,400	34,780	—	74,180
Anna C. Johnson	38,900	34,780	—	73,680
Thomas J. Kelley	40,900	34,780	—	75,680
Liane J. Pelletier	5,500	13,600	—	19,100
Charles R. Richmond (2)	36,900	34,780	162,494	234,174
Mark N. Tabbutt	22,000	25,395	—	47,395
Barbara L. Smith	38,900	34,780	—	73,680

1.
These amounts reflect the dollar value of the compensation cost of all outstanding stock awards or option awards recognized over the requisite service period, computed in accordance with FAS 123(R). The assumptions made in valuing the stock awards are included under the caption “Stock Option Plans” in Note L of Notes to Consolidated Financial Statements in the 2011Annual Report on Form 10-K and such information is incorporated herein by reference.

2.
Mr. Richmond is an employee of the Company. Mr. Richmond earned $162,494 for his contributions as an employee and $71,680 related to his responsibilities as a director. Mr. Richmond has 43,080 options to purchase shares of Common Stock.

Director Fees

During the past fiscal year, directors were paid a monthly retainer of $2,000, except for the Chairman of the Audit and Risk Policy Committee, who received a monthly retainer of $2,500. Directors were also paid a fee of $1,500 for each board meeting attended. Members of the Audit and Risk Policy, Compliance, Compensation and Nominating and Governance Committees received a fee of $500 per committee meeting attended. Committee Chairmen received a fee of $1,000 per meeting. Directors participating in committee meetings by telephone received one-half the normal fee. The Chairman of the Board, who also serves as the corporation's President and Chief Executive Officer, received no fees or additional compensation for activities related to the Board of Directors. Certain travel expenses were reimbursed to directors permanently residing outside of Washington State. Directors Emeriti receive an monthly retainer of $1,500.

During the year the Board determined that the Director fees were below those of other similar sized institutions and increased director compensation through stock awards as shown in the table above. Stock awards to Directors are anticipated to continue in future years as a means to increase alignment of insiders with other stockholders.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF WASHINGTON FEDERAL'S
NAMED EXECUTIVE OFFICERS

In accordance with recently adopted changes to Section 14A of the Securities Exchange Act, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve Washington Federal's executive compensation, as described above under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of Named Executive Officer compensation in this proxy statement.

Washington Federal believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of stockholders. Washington Federal and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under “Compensation Discussion and Analysis.” Named Executive Officer compensation for 2011 reflects the effectiveness of Washington Federal's executive compensation program in fulfilling its objectives. The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Washington Federal's Board has requested a stockholder vote on Washington Federal's executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives Washington Federal's stockholders the opportunity to endorse or not endorse Washington Federal's executive pay program and policies through the following non-binding resolution:

“RESOLVED, that the compensation of Washington Federal's Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures, is hereby approved.

This is an advisory vote only, and neither Washington Federal nor the Board of Directors will be bound to take action based upon the outcome. The Compensation Committee will consider the vote of the stockholders when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO DETERMINE THE FREQUENCY OF STOCKHOLDER
ADVISORY VOTES TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, we also are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes to approve the compensation of our Named Executive Officers. In particular, we are asking whether the advisory vote on executive compensation should occur every three years, every two years, or every year.

The Board of Directors believes that an advisory vote on the compensation of the Company's Named Executive Officers should be conducted every year. The Board of Directors believes that evaluating the executive compensation program in the context of the Company's performance is most effectively done over a multi-year period; however, this advisory vote will provide meaningful input for the Board of Directors as it considers changes to the compensation program to ensure consistency and the continued effectiveness of our program.

We request that stockholders select, “Every Year” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, the Board of Directors and Compensation Committee will review the results of the vote and take them into consideration when making a determination concerning the frequency of advisory votes on executive compensation. Stockholders may cast a vote on the preferred voting frequency by selecting for this proposal on the proxy card the option of “Every Three Years.” “Every Two Years, or “Every Year” or stockholders may “Abstain” from voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF "EVERY
YEAR" ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF THE ADVISORY VOTE ON
EXECUTIVE COMPENSATION.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Determinations regarding compensation of the Chief Executive Officer and other named executive officers are made by the Compensation Committee of the Board of Directors. None of the members of the Compensation Committee engaged in certain “related party” transactions with Washington Federal, which were required to be disclosed by regulations of the SEC.

No member of the Compensation Committee was an employee or former employee of Washington Federal or any of its subsidiaries. During the last year, none of the Company's executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity one of whose executive officers served on the Compensation Committee; (2) a director of another entity one of whose executive officers served on the Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on the Company's Board of Directors.

Related Person Transactions

Washington Federal will from time to time make loans to directors, executive officers and employees at prevailing market interest rates. Such loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the lender that do not involve more than the normal risk of collectability or present other unfavorable features. As of September 30, 2011, there are no loans outstanding to any Director or NEO.

The Company regularly monitors its business dealings and those of its Directors and executive officers to determine whether any existing or proposed transactions would require proxy disclosure under Item 404(a) of Regulation S-K. In addition, our Code of Conduct requires the Directors and executive officer to notify the Company of any relationships or transactions that may present a conflict of interest, including those involving family members. If a transaction is identified, the Company determines if the transaction should be permitted and what is the necessary disclosure to be made.

In accordance with its written charter, the Audit and Risk Policy Committee reviews, approves and ratifies any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K. In considering any related person transaction, the Audit and Risk Policy Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit and Risk Policy Committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Audit and Risk Policy Committee reports its determination regarding any related person transaction to our full Board. No new potential related person transactions were brought to the Audit and Risk Policy Committee for consideration in fiscal 2011.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Annual Meeting, stockholders of Washington Federal will be asked to ratify the appointment of Deloitte & Touche LLP (Deloitte), as Washington Federal's independent registered public accountants for the fiscal year ending September 30, 2012. This appointment was recommended and approved by the Audit and Risk Policy Committee of Washington Federal. If the stockholders of Washington Federal do not ratify the appointment of Deloitte, then the Audit and Risk Policy Committee of the Board of Washington Federal may reconsider the appointment. Even if the selection of Deloitte is ratified, the Audit and Risk Policy Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

Deloitte has advised Washington Federal that neither the firm nor any of its members has any relationship with Washington Federal or its subsidiaries other than the usual relationship which exists between independent registered public accountants and clients.

Aggregate billings for the professional services rendered to the Company by Deloitte for the 2011 and 2010 fiscal years were as follows:

	2011	2010
Audit Fees	$550,000	$583,600
Audit Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	$550,000	$636,075

Audit Fees consisted of fees related to the audit of the Company's annual financial statements for the fiscal years ended September 30, 2011 and 2010, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those years and consents related to various filings with the SEC.

All services provided by Deloitte and the related fees are required to be pre-approved by the Audit and Risk Policy Committee.

The Audit and Risk Policy Committee of the Board of Directors has implemented procedures under the Company's Audit and Risk Policy Committee Pre-Approval Policy for Audit and Non-Audit Services (the Pre-Approval Policy) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit and Risk Policy Committee. Specifically, the Audit and Risk Policy Committee pre-approves the use of the Company's independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit and Risk Policy Committee before the service may be provided by the Company's independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit and Risk Policy Committee. All of the audit-related services provided by Deloitte to the Company in 2011 and 2010 were approved by the Audit and Risk Policy Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS WASHINGTON
FEDERAL'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR ENDING SEPTEMBER 30, 2012.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Washington Federal. Washington Federal will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of Washington Federal may solicit proxies personally or by telephone without additional compensation.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of Washington Federal must be received at the main office of Washington Federal no later than August 12, 2012. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

No stockholder proposals were submitted in connection with this Annual Meeting. Stockholder proposals that are not submitted for inclusion in Washington Federal's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an Annual Meeting pursuant to Section 2.15 of Washington Federal's bylaws, which provides that business at an Annual Meeting of Stockholders must be: (a) properly brought before the meeting by or at the direction of the Board of

Directors; or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Washington Federal. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Washington Federal not later than 90 days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual Meeting of Stockholders of Washington Federal, or not later than September 11, 2012 in connection with the Annual Meeting of Stockholders for the fiscal year 2012 of Washington Federal. Such stockholder's notice is required to set forth certain information specified in Washington Federal's bylaws. A stockholder should carefully read our bylaws to comply with the notice requirements for such stockholder proposals and stockholder nominees for Director.

ANNUAL REPORTS

Stockholders of Washington Federal as of the Record Date for the Annual Meeting are being forwarded a copy of Washington Federal's Annual Report to Stockholders for the year ended September 30, 2011 (the Annual Report). Included in the Annual Report are the consolidated statements of financial condition of Washington Federal as of September 30, 2011 and 2010 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2011, prepared in accordance with generally accepted accounting principles, and the related report of Washington Federal's independent auditors. The Annual Report is not a part of this Proxy Statement.

Upon receipt of a written request, Washington Federal will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended September 30, 2011. Upon written request and a payment of a copying charge of $.10 per page, Washington Federal will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Brent J. Beardall, Executive Vice President and Chief Financial Officer, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101. The Annual Report on Form 10-K is not a part of this Proxy Statement. The Annual Report on Form 10-K, together with this Proxy Statement and all SEC filings are available through Washington Federal's website: www.washingtonfederal.com.

Washington Federal, Inc.

425 PIKE STREET
SEATTLE, WA 98101-2334

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Liane J. Pelletier 02 Mark N. Tabbutt 03 Roy M. Whitehead 04 John F. Clearman

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. ADVISORY VOTE ON THE COMPENSATION OF WASHINGTON FEDERAL'S NAMED EXECUTIVE OFFICERS.	▢	▢	▢

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	3 years	2 years	1 year	Abstain
3. NON-BINDING ADVISORY VOTE TO DETERMINE THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.	▢	▢	▢	▢

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000117841_1 R1.0.0.11699

Annual Meeting of Stockholders of

WASHINGTON FEDERAL, INC.

January 18, 2012

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

WASHINGTON FEDERAL, INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors.

The undersigned hereby appoints the Board of Directors as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Washington Federal, Inc. ("Washington Federal") held of record by the undersigned on November 25, 2011, at the Annual Meeting of Stockholders to be held at the Westin Hotel, 1900 5th Avenue, Seattle, Washington, on Wednesday, January 18, 2012 at 2:00 p.m. Pacific time, or at any adjournment thereof (the "Annual Meeting").

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, then this proxy will be voted FOR the nominees named under Proposal 1 and FOR Proposals 2 and 4 and FOR 1 year on Proposal 3. In the discretion of the Proxies, shares may be voted cumulatively so as to elect the maximum number of nominees for director.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Washington Federal called for the 18th day of January 2012 and a Proxy Statement for such Annual Meeting prior to the signing of this proxy.

In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy may be revoked at any time before it is exercised.

000117841_2 R1.0.0.11699

Continued and to be signed on reverse side